BWX Technologies Reports Fourth Quarter and Full Year 2023 Results, Initiates 2024 Guidance
•4Q23 diluted GAAP EPS of $0.72, diluted non-GAAP(1) EPS of $1.01, on revenue of $725.5 million
•4Q23 net income of $66.3 million, adjusted EBITDA(1) of $147.6 million
•2023 diluted GAAP EPS of $2.68, diluted non-GAAP(1) EPS of $3.02, on revenue of $2.5 billion
•2023 net income of $246.3 million, adjusted EBITDA(1) of $471.9 million
•2023 operating cash flow of $363.7 million, free cash flow(1) of $212.4 million
•Initiates 2024 guidance for Non-GAAP EPS of $3.05-$3.20, adjusted EBITDA(1) of ~$500 million
•To host Investor Day on Wednesday, February 28, 2024
Lynchburg, VA - Feb. 27, 2024 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT", "we", "us" or the "Company") reported fourth quarter and full year 2023 results. A reconciliation of non-GAAP results are detailed in Exhibit 1.

“We had a strong finish to 2023, with double-digit revenue and adjusted EBITDA growth and robust free cash flow in the fourth quarter, as expected,” said Rex D. Geveden, president and chief executive officer. “In 2023, we had record revenue and adjusted EBITDA and achieved many important objectives, including a 10% increase in our labor force, the award of Project DRACO, multiple new program wins in our special materials portfolio, backlog growth in commercial nuclear power, and a turn to positive EBITDA at BWXT Medical, as well as strong performance on our missile tubes program including a final recovery settlement for the cost growth that was driven by out-of-scope changes and absorbed by BWXT over the past couple years.”

“Looking ahead, we expect the momentum from 2023 to carry into 2024 and more than offset the anticipated lull in aircraft carrier propulsion systems production, as other elements of our nuclear portfolio gather strength,” said Geveden. “As such, we are initiating 2024 guidance that calls for Non-GAAP EPS of $3.05-$3.20 and adjusted EBITDA of approximately $500 million, up mid-single digits compared to 2023, in-line with the preliminary 2024 outlook we provided last quarter.”

“We are as excited as ever about the future of BWXT,” continued Geveden. “The favorable market trends we are experiencing across our business, combined with our unparalleled assets, unique operating licenses and highly skilled workforce position BWXT for continued success in 2024 and beyond. We look forward to providing additional detail on our markets, strategy and financial outlook at our 2024 Investor Day tomorrow.”

(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

Financial Results Summary

	Three Months Ended December 31,				Year Ended December 31,
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
	(Unaudited) (In millions, except per share amounts)
Revenue
Government Operations	$601.6	$517.6	$84.0	16%	$2,031.3	$1,808.5	$222.9	12%
Commercial Operations	$124.1	$107.1	$17.0	16%	$466.3	$427.4	$39.0	9%
Consolidated	$725.5	$624.2	$101.3	16%	$2,496.3	$2,232.8	$263.5	12%
Operating Income
Government Operations	$116.3	$102.8	$13.5	13%	$374.7	$336.5	$38.2	11%
Commercial Operations	$15.9	$3.7	$12.2	325%	$37.5	$27.4	$10.1	37%
Unallocated Corporate (Expense)	$(9.0)	$(4.6)	$(4.4)	NM	$(29.2)	$(15.3)	$(13.8)	NM
Consolidated	$123.2	$101.9	$21.3	21%	$383.1	$348.6	$34.5	10%
Consolidated non-GAAP(1)	$127.3	$111.1	$16.2	15%	$393.3	$365.6	$27.8	8%
EPS (Diluted)
GAAP	$0.72	$0.47	$0.25	53%	$2.68	$2.60	$0.08	3%
Non-GAAP(1)	$1.01	$0.93	$0.08	8%	$3.02	$3.13	$(0.11)	(3)%
Net Income
GAAP	$66.3	$43.0	$23.3	54%	$246.3	$238.6	$7.7	3%
Non-GAAP(1)	$93.3	$85.7	$7.6	8%	$278.4	$287.5	$(9.1)	(3)%
Adjusted EBITDA(1)
Government Operations	$131.3	$115.8	$15.5	13%	$429.4	$386.5	$42.9	11%
Commercial Operations	$21.3	$13.6	$7.7	56%	$60.0	$53.9	$6.0	11%
Corporate	$(5.0)	$0.7	$(5.7)	NM	$(17.5)	$(1.1)	$(16.5)	NM
Consolidated	$147.6	$130.1	$17.5	13%	$471.9	$439.4	$32.5	7%
Cash Flows
Operating Cash Flow(2)	$221.8	$107.7	$114.1	106%	$363.7	$244.7	$119.0	49%
Capital Expenditures(2)	$50.8	$63.7	$(12.9)	(20)%	$151.3	$198.3	$(47.0)	(24)%
Free Cash Flow(1)	$171.0	$43.9	$127.0	289%	$212.4	$46.4	$166.0	358%
Share Repurchases(2)	$—	$—	$—	NM	$—	$20.0	$(20.0)	NM
Dividends Paid(2)	$21.1	$20.2	$0.9	4%	$85.0	$81.1	$3.9	5%
NM = Not Meaningful
(2) Items named in the Financial Results Summary differ from names in BWXT Financial Statement. Operating Cash Flow = Net Cash Provided by Operating Activities; Capital Expenditures = Purchases of Property, Plant and Equipment; Share Repurchases = Repurchases of Common Stock; Dividends Paid = Dividends Paid to Common Shareholders

Revenues
Fourth quarter revenue increased in both operating segments. The Government Operations increase was driven by higher naval nuclear component production, long-lead materials procurement, microreactors and special materials processing. The Commercial Operations increase was driven by higher revenue associated with commercial nuclear field services and fuel handling, as well as higher medical sales, which was partially offset by slightly lower fuel and components volume.

The full year consolidated revenue increase was driven by growth in both operating segments. The Government Operations increase was driven by higher naval nuclear component production, microreactors volume and higher special materials revenue. The Commercial Operations increase was driven by an increase in field services as well as higher sales associated with medical and higher fuel handling and components volume.

Operating Income and Adjusted EBITDA(1)
Fourth quarter operating income increased in both operating segments. The Government Operations increase was due to higher revenue and favorable contract adjustments, but partially offset by costs associated with
(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

the increase in staffing levels and associated training and related inefficiencies, as well as mix due to higher advanced technologies revenue. The Commercial Operations increase was due to improved profitability in medical, but partially offset by less favorable commercial nuclear business mix that was weighted toward refurbishment and life extension field services, compared to a greater mix of outage work in the fourth quarter of 2022. Higher segment operating income was partially offset by higher corporate expense.

Full year operating income increased in both segments. The Government Operations increase was due to higher revenue and favorable contract adjustments. The Commercial Operations increase was driven by improved profitability in medical, but partially offset by lower commercial nuclear income as business mix was weighted toward refurbishment and life extension field services, compared to a greater mix of outage work in 2022. Higher segment operating income was partially offset by higher corporate expense.

Fourth quarter and full year total adjusted EBITDA(1) increased for the reasons noted above.
EPS
Fourth quarter and full year 2023 GAAP EPS increased as higher operating income and a lower effective tax rate were partially offset by higher interest expense, lower pension income, and a lower mark-to-market loss on the pension compared to fourth quarter 2022. Non-GAAP EPS(1) increased driven by the items noted above, excluding mark-to-market pension losses, restructuring costs and other one-time items.
Cash Flows
Fourth quarter and full year 2023 operating cash flow increased due to higher net income and improved working capital management. Lower capital expenditures were driven by lower spending on two major growth capital campaigns for U.S. naval nuclear reactors and medical radioisotopes, both of which are largely complete, partially offset by an increase in capital expenditures for microreactors and other select growth investments.
Dividend
BWXT paid $21.1 million, or $0.23 per common share, to shareholders in the fourth quarter 2023 and paid $85.0 million to shareholders for the full year 2023. On February 23, 2024, the BWXT Board of Directors declared a quarterly cash dividend of $0.24 per common share payable on March 28, 2024, to shareholders of record on March 11, 2024.

2024 Guidance
BWXT announced its expectations for fiscal year 2024 financial results, providing the following guidance:

(In millions, except per share amounts)	Year Ended	Year Ending
	December 31, 2023	December 31, 2024
	Results	Guidance(2)
Revenue	$2,496	>$2,600
Adjusted EBITDA(1)	$472	~$500
Non-GAAP(1) Earnings Per Share	$3.02	$3.05 - $3.20
Free Cash Flow(1)	$212	$225 - $250
(2) BWXT has not included a reconciliation of provided non-GAAP guidance to comparable GAAP measures due to the difficult of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

Additional information can be found in the 2023 fourth quarter earnings call presentation on the BWXT investor relations website at investors.bwxt.com. The Company does not provide GAAP guidance because it
(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. These items could cause GAAP results to differ materially from non-GAAP results.

2024 Investor Day
The Company is hosting its 2024 Investor Day on Wednesday, February 28, 2024 at 8:30 a.m. EST. Interested parties can register for the live webcast through the events page of the BWXT investor relations website at investors.bwxt.com.

Conference Call to Discuss Fourth Quarter 2023 Results
Date: Tuesday, February 27, 2024, at 5:00 p.m. EST
Live Webcast: BWXT Investor Relations website at investors.bwxt.com
Full Earnings Release Available on BWXT Website
A full version of this earnings release is available on our Investor Relations website at http://investors.bwxt.com/4Q2023-release.
BWXT may use its website (www.bwxt.com) as a channel of distribution of material Company information. Financial and other important information regarding BWXT is routinely accessible through and posted on our website. In addition, you may elect to automatically receive e-mail alerts and other information about BWXT by enrolling through the “Email Alerts” section of our website at http://investors.bwxt.com.

Non-GAAP Measures
BWXT uses and makes reference to adjusted EBITDA, Non-GAAP EPS, free cash flow and free cash flow conversion, which are not recognized measures under GAAP. BWXT is providing these non-GAAP measures to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations. Definitions for the non-GAAP measures are provided below and reconciliations are detailed in Exhibit 1, except that reconciliations of forward-looking GAAP measures are not provided because the company is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. Other companies may define these measures differently or may utilize different non-GAAP measures, thus impacting comparability.

Non-GAAP Earnings Per Share (EPS) is calculated using GAAP EPS less the non-operational tax effected per share impact of pension & OPEB mark-to-market gains or losses and other one-time items, such as restructuring, transformation, and acquisition-related costs.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is calculated using non-GAAP net income, plus provision for income taxes, less other – net, less interest income, plus interest expense, plus depreciation and amortization.

Adjusted pre-tax income is non-GAAP income before provision for income taxes.

Free Cash Flow (FCF) is calculated using net income to derive net cash provided by (used in) operating activities less purchases of property, plant and equipment.

Free Cash Flow conversion is free cash flow divided by net income.

(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

Non-GAAP Adjustments
Our GAAP financial results detailed in Exhibit 1 have been adjusted for the following items:

Restructuring and Transformation Costs: Restructuring and transformation related costs include restructuring charges as well as costs associated with our efforts to optimize underlying business processes through investments in information technology, process improvements and the implementation of strategic actions and initiatives which we deem to be incremental and non-recurring in nature.

Acquisition-related Costs: Acquisition-related costs relate to third-party professional service costs and one-time incremental costs associated with efforts to integrate the acquired business with our legacy operations.
Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues; our plans and expectations for each of our reportable segments, including growth opportunities and the expectations, timing and revenue of our strategic initiatives, such as medical radioisotopes, SMR components and recent acquisitions; disruptions to our supply chain and/or operations, changes in government regulations and other factors; and our expectations and guidance for 2024 and beyond. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; federal budget uncertainty, the risk of future budget cuts, the impact of continuing resolution funding mechanisms and the debt ceiling, the potential for government shutdowns and changing funding and acquisition priorities; the demand for and competitiveness of nuclear products and services; capital priorities of power generating utilities and other customers; the timing of technology development, regulatory approvals and automation of production; the receipt and/or timing of government approvals; the potential recurrence of subsequent waves or strains of COVID-19 or similar diseases; labor market challenges, including employee retention and recruitment; adverse changes in the industries in which we operate; and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2023. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.
About BWXT
At BWX Technologies, Inc. (NYSE: BWXT), we are People Strong, Innovation Driven. Headquartered in Lynchburg, Virginia, BWXT is a Defense News Top 100 manufacturing and engineering innovator that provides safe and effective nuclear solutions for global security, clean energy, environmental restoration, nuclear medicine and space exploration. With more than 7,800 employees, BWXT has 14 major operating sites in the U.S., Canada and the U.K. In addition, BWXT joint ventures provide management and operations at a dozen U.S. Department of Energy and NASA facilities. For more information, visit www.bwxt.com. Follow us on LinkedIn, X, Facebook and Instagram.

Investor Contact:		Media Contact:
Chase Jacobson		Jud Simmons
Vice President, Investor Relations		Senior Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

Three Months Ended December 31, 2023
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring & Transformation Costs	Acquisition-related Costs	Non-GAAP

Operating Income	$123.2	$—	$4.0	$0.0	$127.3
Other Income (Expense)	(37.6)	30.8	—	—	(6.8)
Income before Provision for Income Taxes	85.6	30.8	4.0	$0.0	120.5
Provision for Income Taxes	(19.3)	(7.1)	(0.7)	(0.0)	(27.2)
Net Income	66.3	23.7	3.3	$0.0	93.3
Net Income Attributable to Noncontrolling Interest	(0.4)	—	—	—	(0.4)
Net Income Attributable to BWXT	$65.9	$23.7	$3.3	$0.0	$92.9

Diluted Shares Outstanding	92.0				92.0
Diluted Earnings per Common Share	$0.72	$0.26	$0.04	$0.00	$1.01
Effective Tax Rate	22.6%				22.5%

Government Operations Operating Income	$116.3	$—	$1.0	$0.0	$117.2
Commercial Operations Operating Income	$15.9	$—	$0.9	$0.0	$16.9
Unallocated Corporate Operating Income	$(9.0)	$—	$2.2	$0.0	$(6.8)

Three Months Ended December 31, 2022
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Acquisition-related Costs	Loss on Asset Disposal	Non-GAAP

Operating Income	$101.9	$—	$2.6	$0.3	$6.2	$111.1
Other Income (Expense)	(45.1)	46.6	0.0	—	—	1.6
Income before Provision for Income Taxes	56.8	46.6	2.7	0.3	6.2	112.6
Provision for Income Taxes	(13.8)	(10.9)	(0.6)	(0.0)	(1.6)	(26.9)
Net Income	43.0	35.7	2.1	0.3	4.7	85.7
Net Income Attributable to Noncontrolling Interest	(0.1)	—	—	—	—	0.1
Net Income Attributable to BWXT	$43.0	$35.7	$2.1	$0.3	$4.7	$85.6

Diluted Shares Outstanding	91.8					91.8
Diluted Earnings per Common Share	$0.47	$0.39	$0.02	$0.00	$0.05	$0.93
Effective Tax Rate	24.3%					23.9%

Government Operations Operating Income	$102.8	$—	$—	$0.3	$—	$103.1
Commercial Operations Operating Income	$3.7	$—	$(0.7)	$—	$6.2	$9.3
Unallocated Corporate Operating Income	$(4.6)	$—	$3.3	$0.0	$—	$(1.3)

EXHIBIT 1 (continued)

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

Year Ended December 31, 2023
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring & Transformation Costs	Acquisition-related Costs	Non-GAAP

Operating Income	$383.1	$—	$9.6	$0.7	$393.3
Other Income (Expense)	(61.7)	30.8	—	—	(30.9)
Income before Provision for Income Taxes	321.4	30.8	9.6	0.7	362.4
Provision for Income Taxes	(75.1)	(7.1)	(1.7)	(0.2)	(84.1)
Net Income	246.3	23.7	7.8	0.5	278.4
Net Income Attributable to Noncontrolling Interest	(0.5)	—	—	—	(0.5)
Net Income Attributable to BWXT	$245.8	$23.7	$7.8	$0.5	$277.9

Diluted Shares Outstanding	91.9				91.9
Diluted Earnings per Common Share	$2.68	$0.26	$0.09	$0.01	$3.02
Effective Tax Rate	23.4%				23.2%

Government Operations Operating Income	$374.7	$—	$1.1	$0.3	$376.1
Commercial Operations Operating Income	$37.5	$—	$4.6	$0.1	$42.2
Unallocated Corporate Operating Income	$(29.2)	$—	$3.9	$0.3	$(25.0)

Year Ended December 31, 2022
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Acquisition-related Costs	Loss on Asset Disposal	Non-GAAP

Operating Income	$348.6	$—	$8.2	$2.6	$6.2	$365.6
Other Income (Expense)	(34.2)	46.6	0.0	—	—	12.4
Income before Provision for Income Taxes	314.4	46.6	8.2	2.6	6.2	378.0
Provision for Income Taxes	(75.8)	(10.9)	(1.9)	(0.4)	(1.6)	(90.5)
Net Income	238.6	35.7	6.3	2.2	4.7	287.5
Net Income Attributable to Noncontrolling Interest	(0.4)	—	—	—	—	(0.4)
Net Income Attributable to BWXT	$238.2	$35.7	$6.3	$2.2	$4.7	$287.1

Diluted Shares Outstanding	91.7					91.7
Diluted Earnings per Common Share	$2.60	$0.39	$0.07	$0.02	$0.05	$3.13
Effective Tax Rate	24.1%					23.9%

Government Operations Operating Income	$336.5	$—	$1.2	$0.8	$—	$338.6
Commercial Operations Operating Income	$27.4	$—	$1.5	$—	$6.2	$35.1
Unallocated Corporate Operating Income	$(15.3)	$—	$5.4	$1.8	$—	$(8.1)

EXHIBIT 1 (continued)
RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA(1)(2)(3)
(In millions)

Three Months Ended December 31, 2023
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring & Transformation Costs	Acquisition-related Costs	Non-GAAP

Net Income	$66.3	$23.7	$3.3	$0.0	$93.3
Provision for Income Taxes	19.3	7.1	0.7	0.0	27.2
Other – net	26.5	(30.8)	—	—	(4.3)
Interest Expense	11.8	—	—	—	11.8
Interest Income	(0.7)	—	—	—	(0.7)
Depreciation & Amortization	20.4	—	—	—	20.4
Adjusted EBITDA	$143.6	$—	$4.0	$0.0	$147.6

Three Months Ended December 31, 2022
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Acquisition-related Costs	Loss on Asset Disposal	Non-GAAP

Net Income	$43.0	$35.7	$2.1	$0.3	$4.7	$85.7
Provision for Income Taxes	13.8	10.9	0.6	0.0	1.6	26.9
Other – net	33.9	(46.6)	—	—	—	(12.6)
Interest Expense	11.4	—	0.0	—	—	11.4
Interest Income	(0.3)	—	—	—	—	(0.3)
Depreciation & Amortization	19.0	—	—	—	—	19.0
Adjusted EBITDA	$120.9	$—	$2.6	$0.3	$6.2	$130.1

Year Ended December 31, 2023
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring & Transformation Costs	Acquisition-related Costs	Non-GAAP

Net Income	$246.3	$23.7	$7.8	$0.5	$278.4
Provision for Income Taxes	75.1	7.1	1.7	0.2	84.1
Other – net	17.0	(30.8)	—	—	(13.8)
Interest Expense	47.0	—	—	—	47.0
Interest Income	(2.4)	—	—	—	(2.4)
Depreciation & Amortization	78.6	—	—	—	78.6
Adjusted EBITDA	$461.6	$—	$9.6	$0.7	$471.9

Year Ended December 31, 2022
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Acquisition-related Costs	Loss on Asset Disposal	Non-GAAP

Net Income	$238.6	$35.7	$6.3	$2.2	$4.7	$287.5
Provision for Income Taxes	75.8	10.9	1.9	0.4	1.6	90.5
Other – net	(1.5)	(46.6)	—	—	—	(48.0)
Interest Expense	36.4	—	0.0	—	—	36.4
Interest Income	(0.8)	—	—	—	—	(0.8)
Depreciation & Amortization	73.8	—	—	—	—	73.8
Adjusted EBITDA	$422.4	$—	$8.2	$2.6	$6.2	$439.4

EXHIBIT 1 (continued)
RECONCILIATION OF REPORTING SEGMENT ADJUSTED EBITDA(1)(2)(3)
(In millions)

Three Months Ended December 31, 2023
	Operating Income (GAAP)	Non-GAAP Adjustments(4)	Depreciation & Amortization	Adjusted EBITDA

Government Operations	$116.3	$1.0	$14.0	$131.3
Commercial Operations	$15.9	$0.9	$4.5	$21.3

Three Months Ended December 31, 2022
	Operating Income (GAAP)	Non-GAAP Adjustments(4)	Depreciation & Amortization	Adjusted EBITDA

Government Operations	$102.8	$0.3	$12.7	$115.8
Commercial Operations	$3.7	$5.6	$4.3	$13.6

Year Ended December 31, 2023
	Operating Income (GAAP)	Non-GAAP Adjustments(4)	Depreciation & Amortization	Adjusted EBITDA

Government Operations	$374.7	$1.4	$53.4	$429.4
Commercial Operations	$37.5	$4.7	$17.7	$60.0

Year Ended December 31, 2022
	Operating Income (GAAP)	Non-GAAP Adjustments(4)	Depreciation & Amortization	Adjusted EBITDA

Government Operations	$336.5	$2.1	$48.0	$386.5
Commercial Operations	$27.4	$7.7	$18.8	$53.9
RECONCILIATION OF CONSOLIDATED FREE CASH FLOW(1)(2)(3)
(In millions)

	Three Months Ended December 31,
	2023	2022
Net Cash Provided By Operating Activities	$221.8	$107.7
Purchases of Property, Plant and Equipment	(50.8)	(63.7)
Free Cash Flow	$171.0	$43.9

	Year Ended December 31,
	2023	2022
Net Cash Provided By Operating Activities	$363.7	$244.7
Purchases of Property, Plant and Equipment	(151.3)	(198.3)
Free Cash Flow	$212.4	$46.4

(1)	Tables may not foot due to rounding.
(2)	BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.
(3)	For Non-GAAP adjustment details, see reconciliation of non-GAAP operating income and earnings per share.

BWX TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$725,515	$624,177	$2,496,309	$2,232,834
Costs and Expenses:
Cost of operations	536,966	463,791	1,875,716	1,680,899
Research and development costs	1,658	2,545	7,613	9,535
Losses (gains) on asset disposals and impairments, net	1,049	5,742	1,034	5,520
Selling, general and administrative expenses	74,594	61,308	279,694	234,282
Total Costs and Expenses	614,267	533,386	2,164,057	1,930,236
Equity in Income of Investees	11,945	11,092	50,807	45,973
Operating Income	123,193	101,883	383,059	348,571
Other Income (Expense):
Interest income	736	295	2,359	758
Interest expense	(11,836)	(11,427)	(47,036)	(36,410)
Other – net	(26,472)	(33,943)	(16,982)	1,458
Total Other Income (Expense)	(37,572)	(45,075)	(61,659)	(34,194)
Income before Provision for Income Taxes	85,621	56,808	321,400	314,377
Provision for Income Taxes	19,310	13,780	75,079	75,757
Net Income	$66,311	$43,028	$246,321	$238,620
Net Income Attributable to Noncontrolling Interest	(424)	(63)	(472)	(429)
Net Income Attributable to BWX Technologies, Inc.	$65,887	$42,965	$245,849	$238,191
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.72	$0.47	$2.68	$2.60
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.72	$0.47	$2.68	$2.60
Shares used in the computation of earnings per share:
Basic	91,686,671	91,422,303	91,619,156	91,447,088
Diluted	91,997,796	91,812,291	91,874,537	91,702,111

BWX TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:	(In thousands)
Net Income	$246,321	$238,620
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	78,566	73,842
Income of investees, net of dividends	11,130	(3,461)
Provision for deferred taxes	(5,128)	5,515
Recognition of (gains) losses for pension and postretirement plans	34,087	49,868
Stock-based compensation expense	15,896	14,127
Premium for early redemption of senior notes	—	—
Recognition of debt issuance costs from former debt instruments	—	46
Other, net	(496)	7,649
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	462	15,167
Accounts payable	(9,025)	(40,495)
Retainages	(6,615)	4,189
Contracts in progress and advance billings on contracts	28,868	(38,615)
Income taxes	(4,786)	(764)
Accrued and other current liabilities	(9,754)	(18,948)
Pension liabilities, accrued postretirement benefit obligations and employee benefits	(6,964)	(68,535)
Other, net	(8,861)	6,499
NET CASH PROVIDED BY OPERATING ACTIVITIES	363,701	244,704
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(151,286)	(198,312)
Acquisition of businesses	—	(47,328)
Purchases of securities	(2,343)	(3,803)
Sales and maturities of securities	5,996	3,813
Investments, net of return of capital, in equity method investees	—	(11,450)
Other, net	(8,009)	844
NET CASH USED IN INVESTING ACTIVITIES	(155,642)	(256,236)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	353,100	978,200
Repayments of long-term debt	(434,350)	(878,200)
Premium for early redemption of senior notes	—	—
Payment of debt issuance costs	—	(2,405)
Borrowings and repayments of bank overdraft	—	—
Repurchases of common stock	—	(20,000)
Dividends paid to common shareholders	(84,974)	(81,074)
Cash paid for shares withheld to satisfy employee taxes	(7,592)	(6,588)
Settlements of forward contracts, net	3,689	24,013
Other, net	756	6
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(169,371)	13,952
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	1,937	(1,205)
TOTAL INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	40,625	1,215
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	40,990	39,775
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$81,615	$40,990
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$63,216	$51,343
Income taxes (net of refunds)	$84,478	$71,755
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$7,105	$9,588

BWX TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
ASSETS

	December 31,
	2023	2022
	(In thousands)
Current Assets:
Cash and cash equivalents	$75,766	$35,244
Restricted cash and cash equivalents	2,858	2,928
Investments	—	3,804
Accounts receivable – trade, net	70,180	60,782
Accounts receivable – other	16,339	26,894
Retainages	55,181	48,566
Contracts in progress	533,155	538,365
Other current assets	64,322	55,036
Total Current Assets	817,801	771,619
Property, Plant and Equipment, Net	1,228,520	1,134,897
Investments	9,496	8,097
Goodwill	297,020	293,165
Deferred Income Taxes	16,332	20,585
Investments in Unconsolidated Affiliates	88,608	100,198
Intangible Assets	185,510	193,612
Other Assets	103,778	96,766
TOTAL	$2,747,065	$2,618,939

BWX TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31,
	2023	2022
	(In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$6,250	$6,250
Accounts payable	126,651	127,112
Accrued employee benefits	64,544	61,079
Accrued liabilities – other	70,210	84,693
Advance billings on contracts	107,391	88,726
Total Current Liabilities	375,046	367,860
Long-Term Debt	1,203,422	1,282,624
Accumulated Postretirement Benefit Obligation	18,466	18,157
Environmental Liabilities	90,575	90,989
Pension Liability	82,786	57,832
Other Liabilities	43,469	53,122
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 128,065,521 and 127,671,756 shares at December 31, 2023 and 2022, respectively	1,281	1,277
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; no shares issued	—	—
Capital in excess of par value	206,478	189,263
Retained earnings	2,093,917	1,932,970
Treasury stock at cost, 36,537,695 and 36,417,480 shares at December 31, 2023 and 2022, respectively	(1,360,862)	(1,353,270)
Accumulated other comprehensive income (loss)	(7,463)	(21,930)
Stockholders' Equity – BWX Technologies, Inc.	933,351	748,310
Noncontrolling interest	(50)	45
Total Stockholders' Equity	933,301	748,355
TOTAL	$2,747,065	$2,618,939

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(Unaudited) (In thousands)
REVENUES:
Government Operations	$601,629	$517,648	$2,031,337	$1,808,483
Commercial Operations	124,141	107,092	466,344	427,358
Eliminations	(255)	(563)	(1,372)	(3,007)
TOTAL	$725,515	$624,177	$2,496,309	$2,232,834

SEGMENT INCOME:
Government Operations	$116,282	$102,752	$374,682	$336,501
Commercial Operations	15,919	3,745	37,532	27,418
SUBTOTAL	$132,201	$106,497	$412,214	$363,919
Unallocated Corporate	(9,008)	(4,614)	(29,155)	(15,348)
TOTAL	$123,193	$101,883	$383,059	$348,571

DEPRECIATION AND AMORTIZATION:
Government Operations	$14,035	$12,724	$53,388	$47,982
Commercial Operations	4,467	4,340	17,745	18,805
Corporate	1,859	1,970	7,433	7,055
TOTAL	$20,361	$19,034	$78,566	$73,842

CAPITAL EXPENDITURES:
Government Operations	$33,584	$36,898	$91,699	$103,093
Commercial Operations	12,769	25,294	53,358	88,853
Corporate	4,435	1,529	6,229	6,366
TOTAL	$50,788	$63,721	$151,286	$198,312

BACKLOG:
Government Operations	$3,216,673	$3,515,377	$3,216,673	$3,515,377
Commercial Operations	780,974	628,933	780,974	628,933
TOTAL	$3,997,647	$4,144,310	$3,997,647	$4,144,310

BOOKINGS:
Government Operations	$559,412	$345,220	$1,731,618	$743,452
Commercial Operations	182,907	103,609	618,029	412,359
TOTAL	$742,319	$448,829	$2,349,647	$1,155,811